Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 95 to Registration Statement No. 033-00488 on Form N-1A of our reports dated July 27, 2012, relating to the financial statements and financial highlights of PNC Balanced Allocation Fund, PNC International Equity Fund, PNC Large Cap Core Equity Fund, PNC Large Cap Growth Fund, PNC Large Cap Value Fund, PNC Mid Cap Value Fund, PNC Multi-Factor Small Cap Core Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund, PNC S&P 500 Index Fund, PNC Small Cap Fund (formerly PNC Small Cap Core Fund), PNC Bond Fund, PNC Government Mortgage Fund, PNC High Yield Bond Fund, PNC Intermediate Bond Fund, PNC Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Ultra Short Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC Maryland Tax Exempt Bond Fund, PNC Michigan Intermediate Municipal Bond Fund, PNC Ohio Intermediate Tax Exempt Bond Fund, PNC Pennsylvania Intermediate Municipal Bond Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Government Money Market Fund, PNC Money Market Fund, PNC Ohio Municipal Money Market Fund, PNC Pennsylvania Tax Exempt Money Market Fund, PNC Tax Exempt Money Market Fund, and PNC Treasury Money Market Fund, each a series of PNC Funds, appearing in the Annual Reports on Form N-CSR of PNC Funds for the year ended May 31, 2012, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 27, 2012